                                                                     Exhibit 12


AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                            Six Months Ended                           Years Ended
                                                June 30,                               December 31,
                                          --------------------    -----------------------------------------------------
(Millions)                                        2000              1999       1998        1997       1996      1995
------------------------------------------------------------------------------------------------------------------------
Pretax income from
    continuing operations                     $    598.8          $1,224.2   $1,408.3   $ 1,511.2   $ 338.7    $ 726.2
Add back fixed charges                             226.8             399.5      358.5       321.9     245.1      187.0
Minority interest                                   12.7              17.5       10.7        14.7      16.4       16.1
------------------------------------------------------------------------------------------------------------------------

    Income as adjusted                        $    838.3          $1,641.2   $1,777.5   $ 1,847.8   $ 600.2    $ 929.3
========================================================================================================================

Fixed charges:
    Interest on indebtedness (1)              $    150.7          $  279.4   $  250.9   $   235.8   $ 168.3    $ 115.9
    Portion of rents representative
        of interest factor                          76.1             120.1      107.6        86.1      76.8       71.1
------------------------------------------------------------------------------------------------------------------------

    Total fixed charges                       $    226.8          $  399.5   $  358.5   $   321.9   $ 245.1    $ 187.0
========================================================================================================================

Preferred stock dividend
    requirements                                       -              52.1       92.2        92.4      41.1          -
------------------------------------------------------------------------------------------------------------------------
Total combined fixed charges
    and preferred stock dividend
    requirements                              $    226.8          $  451.6   $  450.7   $   414.3   $ 286.2    $ 187.0
========================================================================================================================

Ratio of earnings to fixed
    charges                                         3.70              4.11       4.96        5.74      2.45       4.97
========================================================================================================================

Ratio of earnings to combined
    fixed charges and preferred
    stock dividends                                 3.70              3.63       3.94        4.46      2.10       4.97
========================================================================================================================


(1) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 13 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)

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



                                                         Exhibit 12 (Continued)

AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                      Six Months Ended                             Years Ended
                                          June 30,                                 December 31,
                                   ---------------------      -----------------------------------------------------
(Millions)                                  2000                 1999          1998          1997           1996
-------------------------------------------------------------------------------------------------------------------
Pretax income from
    continuing operations               $     671.7            $1,017.3   $   1,162.7  $    1,505.2    $      335.0
Add back fixed charges                        216.9               396.5         354.3         318.1           243.8
Minority interest                              12.3                17.2          10.8          15.7            16.4
-------------------------------------------------------------------------------------------------------------------

    Income as adjusted                  $     900.9            $1,431.0   $   1,527.8  $    1,839.0    $      595.2
===================================================================================================================

Fixed charges:
    Interest on indebtedness (2)        $     150.7            $  279.4   $     250.9  $      234.0    $      168.3
    Portion of rents representative
        of interest factor                     66.2               117.1         103.4          84.1            75.5
-------------------------------------------------------------------------------------------------------------------

    Total fixed charges                 $     216.9            $  396.5   $     354.3  $      318.1    $      243.8
===================================================================================================================

Preferred stock dividend
    requirements                                  -                   -             -             -               -
----------------------------------------------------------------------------------------------------------------------
Total combined fixed charges
    and preferred stock dividend
    requirements                        $     216.9            $  396.5   $     354.3  $      318.1    $      243.8
===================================================================================================================

Ratio of earnings to fixed
    charges                                    4.15                3.61          4.31          5.78            2.44
===================================================================================================================

Ratio of earnings to combined
    fixed charges and preferred
    stock dividends                            4.15                3.61          4.31          5.78            2.44
===================================================================================================================

  (1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (Refer to Note 12 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)

  (2) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 13 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)

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